Exhibit 10.2

SUBORDINATED

LOAN AGREEMENT

This Subordinated Loan Agreement is entered into as of this 7th day of May, 2001 by and between Hungry Minds, Inc., a Delaware corporation (the "Borrower") and International Data Group, Inc., a Massachusetts corporation (the "Lender").

In consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

  Definitions of Certain Terms

  For the purposes of this Agreement, the following terms shall have the meanings indicated below (capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Senior Credit Agreement as defined below):

    "Advance" shall mean the drawing down by the Borrower of a loan from the Lender under the Revolving Credit on any given date.
    "Costs" shall have the meaning set forth in Section 5.2.
    "Event of Default" shall have the meaning set forth in Section 4.
    "Interest Rate," as determined at any time, shall mean:
        with respect to any Advance designated as a Base Rate Advance, a rate of interest equal to the Alternate Base Rate then applicable to Base Rate Loans under the Senior Credit Agreement, plus 3.75% (i.e., 375 basis points); and
        with respect to any Advance designated as a Eurodollar Advance, a rate of interest equal to the Eurodollar Rate then applicable to Eurodollar Loans under the Senior Credit Agreement, plus 5.0% (i.e., 500 basis points); provided that, with respect to any Advance, upon the occurrence and during the continuation of an Event of Default, the applicable Interest Rate shall be the rate specified in Section 2.11(c) of the Senior Credit Agreement, as amended, plus 1.5% (i.e., 150 basis points)..
    "Revolving Credit" shall have the meaning set forth in Section 2.1.
    "Revolving Credit Maturity Date" shall mean the earliest to occur of:
        March 31, 2002;
        the sale of Borrower (whether by way of merger, sale of assets, issue or sale of capital stock or otherwise(a "Sale Transaction"); or
        the payment in full and in cash of all the Senior Debt, as defined in the Subordination Agreement.
    "Senior Commitment Agreement" shall mean the IDG Commitment Agreement of even date herewith among the Lender and Fleet National Bank as Administrative Agent (the "Agent").
    "Senior Credit Agreement" shall mean the Credit Agreement dated as of July 30, 1999, by and among the Borrower, the Agent and the other Lenders named therein, as amended by the Forbearance and Amendment Agreement of even date herewith among the Borrower, the Agent and certain of the Lenders, and as from time to time amended hereafter.
    "Subordination Agreement" shall mean the IDG Subordination Agreement of even date herewith among the Borrower, the Lender and the Agent.

  Amount and Terms of Credit

    The Revolving Credit. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Lender hereby agrees to lend funds to Borrower pursuant to a subordinated revolving line of credit ("Revolving Credit").
    General Terms. The aggregate amount of all Advances outstanding to the Borrower pursuant to the Revolving Credit shall at no time exceed the amount of $9,500,000 less the aggregate amount, if any, of any payments made by the Lender for the account of the Borrower pursuant to the Senior Commitment Agreement (the "Borrowing Limit"), and no Advance shall be requested or made after November 2, 2001 (the "Commitment Termination Date"). Notwithstanding the foregoing, at the request of the Borrower, the Lender may, in its sole discretion, make Advances in excess of the Borrowing Limit or after the Commitment Termination Date, and any such Advance shall nevertheless be deemed an obligation evidenced by this Agreement.
    Making the Advances. Subject to Section 2.1 above, the Lender shall on the third business day following any date on which the Borrower requests an Advance make available to the Borrower the amount of the requested Advance by transfer of immediately-available funds to an account specified by the Borrower in its request. As a condition to each Advance, the Borrower shall certify in writing to the Lender in its request for the Advance: (a) that the Advance is required to enable the Borrower to satisfy its working capital requirements arising in the ordinary course of its business and (b) that no Event of Default, and no event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default, has occurred and is then continuing.
    Interest. At the time of requesting any Advance, the Borrower shall designate such Advance as a "Base Rate Advance" or a "Eurodollar Advance." Advances made by the Lender hereunder shall bear interest at a fluctuating interest rate per annum equal to the applicable Interest Rate, as specified in Section 1.4 above. Interest shall be payable on the Revolving Credit Maturity Date and shall be calculated on same basis as is applicable to Base Rate Loans or Eurodollar Loans, respectively, under the Senior Credit Agreement.
    Subordinated Promissory Notes; Loan Account. Each Advance shall be evidenced by an unsecured Subordinated Promissory Note in the form of Exhibit A hereto. Advances and repayments thereof shall be recorded by the Lender as a loan account of the Borrower (the "Loan Account"). The debit balance of the Loan Account shall represent the amount of Borrower's indebtedness to the Lender from time to time by reason of Advances and other appropriate charges hereunder. All statements relating to the Loan Account shall be deemed to be accurate unless objected to by the Borrower within 30 days after receipt by the Borrower from the Lender. The Borrower agrees to review each such statement promptly after receipt and to bring any errors or discrepancies to the Lender's attention promptly.
    Payment of Obligations. The Revolving Credit shall expire at the close of business on the Commitment Termination Date. On the Revolving Credit Maturity Date all Advances then outstanding under the Revolving Credit shall be due and payable, together with all accrued and unpaid interest and all other amounts then due.
    Subordination. The Advances, and all obligations of the Borrower to the Lender pursuant to this Agreement and any Subordinated Promissory Note, shall be subordinated in right of payment to the Senior Debt as more fully provided in the Subordination Agreement.
    Commitment Fee. In consideration of the execution and delivery by the Lender of this agreement and the Senior Commitment Agreement, and the extension by the Lender of the financial accommodations contemplated hereby and thereby, the Borrower agrees to pay to the Lender in cash at the Revolving Credit Maturity Date, a fee (the "Commitment Fee") equal to the greater of (a) $285,000 or (b) the product of (i) the sum of (A) the aggregate principal amount of all Advances made by the Lender hereunder, plus (B) the aggregate amount, if any of Mandatory Payments made by the Lender for the account of the Borrower pursuant to the Senior Commitment Agreement, multiplied by (ii) 50.0%; provided, however, that if no Advances or Mandatory Payments are made by the Lender, no Commitment Fee shall be payable hereunder.

  Representations and Warranties of Borrower

  In order to induce the Lender to enter into this Agreement and to make Advances to the Borrower as herein provided, the Borrower makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of this Agreement:

    Corporate Authority. The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Neither the authorization, execution, delivery, nor performance by the Borrower of this Agreement, nor the performance of the transactions contemplated hereby or thereby will violate any provision of the corporate charter or by-laws of the Borrower and none of the foregoing do or will with the passage of time or the giving of notice, result in a breach of, or result in a default or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any instrument or agreement to which the Borrower is a party or by which the Borrower or its respective properties may be bound or affected, other than such liens, charges and encumbrances as are contemplated by this Agreement.
    Authorization, Etc. No approval, consent or authorization of or filing or registration with any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of this Agreement.
    No Violation. The execution, delivery and performance by Borrower of this Agreement do not and will not result in the breach of or constitute a default under any indenture or loan or credit agreement or any other agreement in effect as of the date hereof or any lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, and do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower.
    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

  Events of Default

  If any one of the following "Events of Default" shall occur:

        The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (vi) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within sixty days after the filing thereof; or (vii) take any corporate action for the purpose of effecting any of the foregoing;
        Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Borrower or the appointment of a receiver, trustee, custodian or liquidator of the Borrower or of all or a substantial part of its assets and such proceedings or petition shall not be dismissed within sixty days after commencement or filing or any order for relief shall be entered in any such proceeding;
        Forbearance under the Forbearance Agreement shall be terminated by reason of the occurrence of an Event of Default or Termination Event under the Senior Credit Agreement;

  then and in every such event, while such event shall be continuing, (x) the right to borrow hereunder shall terminate and (y) if, and only to the extent, permitted under the Subordination Agreement, the Lender may, by written notice to the Borrower, declare the Advances to be forthwith due and payable, whereupon the Advances shall forthwith become due and payable.

  Miscellaneous

    No Waiver, Remedies Cumulative. No failure on the part of the Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.
    Indemnity; Costs, Expenses and Taxes. Subject, in each case, to the Subordination Agreement:
        The Borrower hereby agrees to indemnify the Lender and its successors, assigns, servants, agents and representatives against, and agrees to protect, save and keep harmless each of them from any and all liabilities, obligations, taxes (other than taxes on or measured by the Lender's net income), liens, charges, losses, damages, penalties, claims, actions, suits, costs, indemnities, expenses and disbursements (including, without limitation, reasonable legal fees, costs and expenses and costs of attending and preparing for depositions and other court proceedings) (collectively, "Costs"), of whatsoever kind and nature, imposed upon, incurred by or asserted against such indemnified party in any way relating to or arising out of any of the transactions contemplated hereunder, other than any such Costs that are caused by the gross negligence of the Lender or the Lender's intentional breach of this Agreement or of the Senior Commitment Agreement.
        The Borrower agrees to pay on demand all reasonable out-of-pocket Costs of the Lender in connection with the preparation, execution and delivery of this Agreement.
        In the event that the Borrower shall fail, upon demand for payment thereof, immediately to pay in full the obligations hereunder, the Borrower shall pay all reasonable costs and expenses, if any, of the Lender incurred in connection with the enforcement of this Agreement or the protection of any of the Lender's rights hereunder.
    Notices. Unless telephonic notice is specifically permitted pursuant to the terms of this Agreement, any notice or other communication hereunder to either party hereto shall be by fax, special courier (including without limitation Federal Express) or registered or certified mail (return receipt requested) and shall be deemed to have been given or made when faxed or deposited with the courier or in the mails, postage prepaid, addressed to the party at its address specified beneath its signature hereto (or at any other address that such party may hereafter specify to the other party in writing).
    Massachusetts Law. This Agreement shall be deemed a contract made under the law of The Commonwealth of Massachusetts and shall be governed by and construed in accordance with the internal laws of said state (without regard to its conflict of laws rules).
    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their successors and assigns; provided that the Borrower may not assign any of its rights hereunder.
    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.
    Amendments, Modifications, Waivers. This Agreement may be amended, modified or waived only by a writing executed by the Lender and the Borrower.
    Headings. The headings of this Agreement are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.
    Waiver of Notice, Etc. The Borrower waives demand, notice, protest, notice of acceptance of this agreement, notice of loans made, credit extended, or other action taken in reliance hereon and all other demands and notice of any description except those required elsewhere in this Agreement. With respect to its obligations under this Agreement, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or persons primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable.
    Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (as an instrument under seal in the case of the Borrower) as of the date first above written.

HUNGRY MINDS, INC.

By:/s/ John M. Harris

Its: CFO

Address: 909 Third Avenue

New York NY 10022

Corporate Seal affixed

Attest:

/s/ John Ball

INTERNATIONAL DATA GROUP, INC.

By: /s/ Ted Bloom

Its: V.P.

Address: One Exeter Plaza

Boston, MA 02116